Fiscal 2019 Second Quarter Results Hugh J. Gallagher President & CEO, AmeriGas

About this Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States and in foreign countries, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack, the failure to realize the anticipated benefits of the AmeriGas Merger Transaction, the possible diversion of management time on issues related to the AmeriGas Merger Transaction, the risk that the requisite approvals to complete the AmeriGas Merger Transaction are not obtained, the performance of AmeriGas and the potential need to address any reviews, investigations, or other procedures by governmental authorities or shareholder actions. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non- GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure. AmeriGas Partners| Fiscal 2019 Second Quarter Results 2

AmeriGas Second Quarter Recap Hugh J. Gallagher President and CEO, AmeriGas

Second Quarter Earnings Recap Adjusted EBITDA1 (Millions of dollars) • Weather in Q2 was 4% colder than normal and 5% colder than Q2 2018 • Retail volumes decreased 4% as AmeriGas experienced January and February weather that was a combined $309.5 $290.3 17% warmer than normal in the southeastern U.S. • National Accounts and Cylinder Exchange volumes were up over 6% and 7%, respectively, from Q2 2018 Q2 2018 Q2 2019 AmeriGas Partners| Fiscal 2019 Second Quarter Results 1Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation. 4

Growth Initiatives Home Delivery • Pilot program will go live this summer season Cylinder Exchange • Expansion with major retailer and large convenience store chain • Roll-out a significant number of additional “24/7” automated cylinder vending locations by the end of the calendar year Technology/Innovation • Leverage technology and scale to advance customer-facing capabilities and generate business efficiencies AmeriGas Partners| Fiscal 2019 Second Quarter Results 5

Appendix

AmeriGas Supplemental Footnotes • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under GAAP. Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. AmeriGas Partners| Fiscal 2019 Second Quarter Results 7

AmeriGas EBITDA and Adjusted EBITDA AmeriGas Partners| Fiscal 2019 Second Quarter Results 8

Investor Relations: Brendan Heck Alanna Zahora 610-456-6608 610-337-1004 heckb@ugicorp.com zahoraa@ugicorp.com UGI Corporation | Fiscal 2019 First Quarter Results 24